UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	November 28, 2022

Exact Name of Registrant as Specified in Its Charter:	CALAMP CORP.

DELAWARE	0-12182	95-3647070
State or Other Jurisdiction of Incorporation or Organization	Commission File Number	I.R.S. Employer Identification No.

Address of Principal Executive Offices:	15635 Alton Parkway, Suite 250 Irvine, CA 92618

Registrant’s Telephone Number, Including Area Code:	(949) 600-5600

Former Name or Former Address, if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 per share	CAMP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 9, 2023, Jikun Kim, 58, will commence employment as Senior Vice President and Chief Financial Officer of CalAmp Corp. (the “Company”). Mr. Kim will serve as principal financial officer and principal accounting officer. Xiaolian (Cindy) Zhang will cease service as Interim Chief Financial Officer, and will continue to serve as Senior Vice President, Financial Planning and Analysis, and Erik Schulz will cease service as Interim Principal Accounting Officer, and will continue to serve as Vice President and Corporate Controller.

Mr. Kim currently serves as Chief Financial Officer of Momentus, Inc., a Nasdaq-listed space infrastructure company, a position he has held since September 2020. Prior to Momentus, from January 2019 to September 2020, Mr. Kim served as the Chief Financial Officer at Formlabs Inc., a 3D printer company. From June 2016 to December 2019, Mr. Kim served as the Chief Financial Officer at EMCORE Corporation, a Nasdaq-listed company producing advanced semiconductor products, from February 2015 to June 2016, he served as Chief Financial Officer at Merex Group, a defense and space company, and from June 2009 to February 2015, Mr. Kim served as Chief Financial Officer at AeroVironment, Inc., a Nasdaq-listed aviation and aerospace technology company. Mr. Kim received an M.B.A. degree from Columbia Business School, an M.S. degree in Electrical Engineering from the University of California at Los Angeles and a B.S. degree in Electrical Engineering from the University of California at Berkeley.

Under an offer letter dated November 21, 2022 (the “Offer Letter”), the terms of which were accepted by Mr. Kim on November 28, 2022, Mr. Kim will be paid a salary of $425,000 per year (the “Base Salary”), and will be eligible to receive annual target incentive compensation of 70% of Base Salary, with a guaranteed pay-out for the fourth quarter of fiscal year 2023 of not less than $49,583. The Company will also grant 265,008 restricted stock units (“RSUs”) to Mr. Kim effective as of his January 9th date of hire. One-third of the RSUs will vest on the first anniversary of Mr. Kim’s start date and the remaining two-thirds will vest in substantially equal quarterly installments over the subsequent two year period, in each case subject to Mr. Kim’s continuous service with the Company through each applicable vesting date, and subject to the terms of the Company’s standard RSU award agreement. Mr. Kim will also receive a one-time signing bonus in the amount of $175,000, which is repayable to the Company if Mr. Kim voluntarily leaves the Company within twelve (12) months of his start date or is terminated for cause. Mr. Kim will also be offered an executive employment agreement in the form of the Company’s standard executive employment agreement.

There are no family relationships between Mr. Kim and any other director or executive officer of the Company, or with any person selected to become an officer or a director of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press Release dated December 2, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

December 2, 2022	By:	/s/ Jeffery Gardner
Date		Jeffery Gardner
President and Chief Executive Officer
(Principal Executive Officer)